Exhibit 5.01

March 16, 2018

SCANA Corporation
100 SCANA Parkway
Cayce, South Carolina 29033

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of SCANA Corporation (the “Company”). I have acted as counsel to the Company in connection with the Company’s proposed issuance and sale from time to time of its Medium Term Notes (the “Notes”) and its common stock (the “Common Stock”), as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof for the registration of the Notes and the Common Stock under the Securities Act of 1933, as amended (the “Act”), with which Registration Statement this opinion is included as an Exhibit.

In connection with the delivery of this opinion, I have examined originals or copies of (a) the Restated Articles of Incorporation, as amended, and Bylaws of the Company; (b) the Registration Statement (including the prospectus forming a part thereof) and the exhibits thereto; (c) certain resolutions adopted by the Board of Directors of the Company (the “Board”); (d) the Indenture dated as of November 1, 1989, as supplemented (as so supplemented, the “Note Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee, and as further supplemented, if needed, by one or more supplemental indentures (each, a “Supplemental Indenture”), which Note Indenture and forms of Supplemental Indentures, if needed, are or will be incorporated by reference in the Registration Statement, pursuant to which the Notes are issued; (e) such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, as I have considered necessary.

In making such examination and rendering the opinions set forth below, I have assumed without verification (i) that all documents submitted to me as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to me are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to me as copies conform to authentic original documents, and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established in accordance with the action of the Board or a duly authorized committee of the Board.

To the extent that the obligations of the Company with respect to the Notes may be dependent upon such matters, I assume for purposes of this opinion that, the trustee under the Note Indenture and any Supplemental Indenture is duly qualified to engage in the activities contemplated by the Note Indenture or Supplemental Indenture; that the Note Indenture or any Supplemental Indenture has been duly authorized, executed and delivered by the trustee and constitutes the legal, valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance with respect to the performance of its obligations under the Note Indenture and all Supplemental Indentures and with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Note Indenture or all Supplemental Indentures;

The opinions expressed below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that are contrary to public policy.  I also express no opinion concerning the enforceability of (a) the choice of New York law in any applicable Note Indenture or Supplemental Indenture, under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Notes.

Based on the foregoing, I am of the opinion that:

1. With respect to the Notes of each series, when (a) the Registration Statement, and any subsequent amendments thereto, have become effective under the Act; (b) the Note Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (c) the Board, or a duly authorized committee thereof, has taken such action as may be necessary to authorize the issuance and sale by the Company of the Notes of such series on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Notes of such series, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Notes from time to time; (d) the specific terms of each Note of such series have been determined within the authorizations referred to above, and a prospectus supplement relating to the Notes of such series has been filed with the Commission; (e) the Note Indenture and any Supplemental Indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Notes have been duly executed and delivered by the Company and the trustee named therein; (f) the Notes of such series have been duly executed, authenticated and delivered in accordance with the corporate authorizations aforesaid and the terms of the Note Indenture and any Supplemental Indenture; and (g) the Notes of each series have been validly issued and sold, and the purchase price has been paid to the Company, in the manner contemplated by the Registration Statement, as it may be amended, and any prospectus supplement related to the Notes of such series, and in accordance with the corporate authorizations aforesaid and the terms of the Note Indenture and any Supplemental Indenture, the Notes of each series will be duly authorized and will constitute legal, valid and binding obligations of the Company, and will be entitled to the benefits of the Note Indenture.

2. With respect to the Common Stock, when (a) the Registration Statement, and any subsequent amendments thereto, have become effective under the Act; (b) the Board, or the particular officers authorized thereby, have taken such action as may be necessary to authorize the issuance and sale of the Common Stock on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Common Stock, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Common Stock from time to time; (c) the specific terms of each offering of the Common Stock have been determined within the authorizations referred to above, and a prospectus supplement relating to such offering has been filed with the Commission; and (d) the Common Stock has been duly executed, registered and delivered to the purchaser or the purchasers thereof against receipt of the purchase price therefor, the Common Stock will have been duly authorized and legally and validly issued and will be fully paid and non-assessable.

I express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of South Carolina and the State of New York , except that I express no opinion as to the effect of the securities or blue sky laws of any state (including, without limitation, the States of South Carolina and New York). Each of the Note Indenture and the Notes of each series are governed by the laws of the State of New York, and in rendering my opinion as to the legality, validity and binding effect of the Notes of such series, I have relied upon the opinion of Troutman Sanders LLP with respect to matters of New York law. Except to the extent of such reliance, the opinion rendered herein is limited to the laws of the State of South Carolina and the federal laws of the United States.

I hereby consent to the filing of this opinion with the Registration Statement to be filed by the Company on the date hereof. In giving the foregoing consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/Jim O. Stuckey
Jim Odell Stuckey
Senior Vice President and General Counsel